Exhibit 10.8

ABC(2022)1003-1

Agricultural Bank of China Co., Ltd

Working Capital Loan Contract

No.:36010120230003905

Dear customers: to protect your rights and interests, please carefully read any and all terms of this contract (especially those in block letter) prior to execution of this contract) and pay attention to your rights and obligations in the contract. If you have any doubts or questions regarding this contract, please consult the lending bank. If you need to make business inquiries and complaints, please dial the customer service hotline of Agricultural Bank of China at 95599.

Table of Contents

Section 1 Definitions	1
Section 2 Borrower’s undertakings	3
Section 3 Basic terms	4
3.1 Form of loan	4
3.2 Purpose of loan	4
3.3 Interest rate, penalty interest and compound interest	4
3.4 Drawdown and loan repayment	8
3.5 Financial indicator supervision	10
3.6 Account supervision	11
3.7 Repayment	11
3.8 Certificate of indebtedness	12
3.9 Guarantee	12
3.10 Rights and obligations	12
Section 4 Additional terms	14
Section 5 Legal liabilities	15
Section 6 Miscellaneous	16

i

Borrower (full name): Jiangxi Yibo Electronic Technology Co., Ltd.

Place of business (address): Yibo Industrial Park, No.756, Photovoltaic Road, Xinyu High-tech Development Zone, Xinyu City

Tel: _______ Fax:_________

Legal representative/CEO: Weidong Gu

Lender (full name): Agricultural Bank of China Co., Ltd Xinyu Branch

Place of business (address): 206 Beihu Zhong Lu, Xinyu City, Jiangxi Province, China.

Tel: ____________ Fax:__________

Legal representative/CEO: Xiaoliang Chen

According to the applicable Chinese laws and regulations, both parties hereby enter into this contract through consultations.

Section 1 Definitions

Except as otherwise agreed upon, the following terms shall have the following meanings ascribed thereto when used herein;

1.1 Liquidity loan: refers to the daily production by the lender to the borrower for the borrower’s revolving loan, including the general working capital loan and recycled working capital loan.

1.2 The general working capital loan: refers to the loan period, the borrower in a lump sum or by several times cannot be recycled after withdrawal reimbursement working capital loan.

1.3 Revolving working capital loans:It refers to the working capital loan which can be recycled after repayment after the borrower draws money several times according to needs during the loan limit and the validity period of the limit. Among them, for the self-service revolving working capital loan, the borrower can withdraw the borrowed funds through the lender’s business counter or self-service electronic channels.

1.4 Loan term: consisting of the term of the total loan and the terms of individual loans. The term of total loan shall mean the period from the date of issue of the first loan to the date when the borrower repays all of the loan principal and interest according to the contract; the term of individual loan shall mean the period from the date of issue of individual loan in installment drawdown to the agreed date when the borrower repays the principal of and interest on such loan.

1.5 Loan limit: shall mean the limit of the loan principal provided by the lender to the borrower within the valid period of the limit set forth herein. Within the valid period of limit and the loan limit, the borrower may cyclically use the loan, provided that the sum of the loan amount requested by the borrower and the balance of the loan principal outstanding hereunder may not exceed the loan limit. When the valid period of limit expires, the unused loan limit shall automatically expire.

1.6 Credit validity: refers to the borrowing of borrowing effective date of the failure time.

1.7 Self-service electronic channel: shall mean such electronic channels as online banking, tele-banking and cash management channel made available by the lender for drawdown under the self-service revolving working capital loan mode.

1.8 Period: the period shall be calculated by day, month and year, and if the last day of a period is a public holiday, the first day immediately following the public holiday shall be the expiry date of the period.

1.9 LPR: Loan Prime Rate, shall mean the loan prime rate published by the National Interbank Funding Center.

1.10 LIBOR, the London system Bank Offered Rate, is used to dollar, pound sterling, euro, yen, Swiss franc five currencies.

1.11 SOFR: Secured an Overnight Financing Rate, there is a guarantee of Overnight borrowing rates, only used for dollars. , among them, SOFR term interest rate refers to SOFR futures or derivatives to be calculated on the basis of the each term interest rates, reflects the time SOFR interest rate expectations for the future.

1.12 SONIA: Sterling Overnight Index Average, short for Overnight Index average, used only in sterling.

1.13 EURIBOR: Euro Inter Bank Offered Rate, is the European interbank offered rate, used only in euros.

1.14 TEBOR: Tokyo system Bank Offered Rate, is Tokyo interbank rates, is only used to Japanese yen.

1.15 SARON: Swiss business, what is the abbreviation of an Overnight, Switzerland’s Overnight interest rates on Average, only used for the Swiss franc.

1. 16 HIBOR: Hong kong Intel Bank Offered Rate, is Hong kong interbank lending rates, only for HK .

1.17 SIBOR: Singapore system Bank Offered Rate, is the Singapore interbank lending rates, only for the Singapore dollar.

1.18 withdrawal date: refers to the single loan of the borrower’s account in the day.

1.19 Laws and regulations: including the laws and administrative regulations, local regulations, rules, judicial interpretations and other provisions having the effect of law of the People’s Republic of China.

1.20 Borrowing annualized rate: refers to charge all the cost of borrowing to the borrower and the actual takes up the proportion of loan principal calculation, and converted into interest rate in the form of an annual. Under this contract does not exist any expense is directly related to borrowing. The loan interest rate, loan interest rates in the contract is refers to the borrowing annualized rate, the borrower is charged interest cost calculation at an annual rate. The cost of borrowing is not included under this contract may be or have cost, such as a loan or overdue default using borrowing may produce a penalty or lender realize creditor’s rights of compound interest expenses, etc.

Section 2 Borrower’s undertakings

The borrower hereby undertakes as follows:

2.1 Legal and regulatory compliance of loan application: the borrower is a corporate or public institution legal person incorporated under laws and approved and registered with the competent authorities or another organization that can act as borrower according to the national regulations; the borrower is in good standing and without significant bad records; the purpose of loan and source of funding for repayment are clear and lawful; there is no other violation of laws and regulations.

2.2 Contract execution flawless: The execution of this contract or performance of its obligations hereunder by the borrower has undergone necessary formalities according to the laws and regulations or articles of association; the person signing or sealing this contract is the legal representative/chief executive officer or authorized agent of the borrower; the borrower actively handles or assists the lender in handling the contract approval, registration or filing formalities; there is no other circumstance that might cause the loan contract to be inadequately effective or valid due to the fault of the borrower.

2.3 Provided guarantee lawful and valid; the borrower ensures the guarantor has performed the necessary formalities according to the laws and regulations or articles of association in order to perform the guarantee contract or perform its obligations under the guarantee contract; the guarantor has the right to create security with such collateral; the person signing the guarantee contract is the authorized signatory; the borrower urges the guarantor to actively handle or assist the lender in handling the guarantee contract approval, registration or filing formalities and the guarantee registration formalities; there is no other defect in effect or any circumstance that might result in material adverse change under the guarantee.

2.4 Good-faith performance of contractual rights and obligations: the borrower shall use the loan according to law and the term, purpose and manner set forth in the contract and shall not use the loan for any activities in violation of laws and regulations; the borrower shall actively work with the national competent authorities and the lender on loan disbursement management, post-loan management and related checks; the borrower shall repay the loan in full and in time pursuant to the contract and shall not evade its debts in any manner; any significant matters of the borrower including but not limited to external investments, substantial increase in debt financing, consolidation, separation or equity transfer shall be subject to the prior consent of the lender; the lender has the right to recover the loan in advance based on the return of funds to the borrower; the borrower shall promptly notify the lender of any material adverse event affecting its solvency; there is no other violation of contractual obligations.

2.5 The borrower did not hold back from the lender any events already incurred or ongoing that might adversely affect its financial condition and solvency, including but not limited to legal actions, arbitrations, other administrative proceedings or claims.

2.6 The documents and data provided by the borrower with respect to the borrower, the guarantor and its shareholders are true, complete, accurate, lawful and valid.

Section 3 Basic terms

3.1 Form of loan

The lender will issue the loan to the borrower in the following manner (1).

(1) General working capital loan

① Currency and amount of loan (in words): RMB Five Million Yuan.

② Term of total loan (in words): one year.

③ Amounts and terms of individual loans

Amount of loan	Date issued	Loan term
RMB thirty million Yuan	June 09, 2023	One Year

(Additional table may be added if necessary, which shall constitute integral part of this contract)

(2) Revolving working capital loan

①  Currency and amount of loan limit (in words):______.

② Valid period of limit (in words):___to ______.

(3) Self-service revolving working capital loan

①Currency and amount of loan limit (in words):______.

② Valid period of limit (in words):___to ______.

3.2 Purpose of loan

The loan hereunder shall be used for purchasing raw materials.

3.3 Interest rate, penalty interest and compound interest

3.3.1 Loan interest rate (i.e., annualized borrowing rate)

3.3.1.1 RMB loan, in respect of the loan interest shall be determined in the following manner (1):

(1) Fixed interest rate: the interest rate of the loan shall be fixed within the term of the loan until the maturity date of the loan, as determined by the 1 year (1 year /5 year) LPR plus (plus/minus) forty (in words) BP (1BP =0.01%) on the day before each loan drawdown date (each loan drawdown date/contract signing date).

(2) Floating interest rate: it shall be determined according to the LPR plus or minus a fixed point difference agreed in each period and shall float according to the period. Under this Contract, the interest rate shall be adjusted in -- (in words) months for a period with a point difference of-- (plus/minus) -- (uppercase) BP (1BP =0.01%), the point spread remains the same during the term of the loan.Where, the LPR executed in the first cycle shall be the LPR of -- (1 year /5 years or more) of the day before the date of the loan withdrawal, and the LPR executed in each subsequent cycle shall be re-determined according to the LPR of the day before the date of the loan withdrawal in the first month of the cycle.If there is no corresponding date for the loan, the last day of the month shall be deemed as the corresponding date for the loan.

(3) Others:

3.3.1.2 Dollar loan, in respect of which the interest rate shall be determined in the following manner ___(benchmark interest rate is negative, according to the zero) :

(1) To a single loan withdrawal day applicable *** (overnight SOFR interest rate /SOFR term interest rate/other forms of SOFR interest rate) (specific term varieties for ***) for the pricing benchmark plus or minus a fixed point difference is determined, the point difference is ** (plus/minus) *** (capital) bp(1bp=0.01%), the point difference remains unchanged within the term of the loan. Based on the first interest rate determination date of the withdrawal date of a single loan, the pricing basis will be adjusted in the following ways (****) and calculated separately:

①The pricing basis is (in words) (day/month) for an adjustment cycle. The interest rate determination date for the second and subsequent installments shall be the corresponding date after the expiry of () (first rate determination date/previous rate determination date). The Lender adjusts the interest rate on that date in accordance with the applicable pricing basis and the aforementioned spread. If the adjustment period is the whole month, if there is no date corresponding to the previous interest rate fixing date in the month of adjustment, the last day of the month shall be the corresponding day.

② The pricing base will not be adjusted throughout the loan term.

(2) Take LIBOR (specific term variety:) applicable to a single loan withdrawal date as the pricing basis to add or subtract a fixed point difference, the point difference is ** (plus/minus) *** (in words) bp(1bp=0.01%), the point difference remains unchanged within the loan term. Based on the first interest rate determination date of the withdrawal date of a single loan, the pricing basis will be adjusted in the following ways (****) and calculated separately:

①  The pricing basis is (in words) (day/month) for an adjustment cycle. The interest rate determination date for the second and subsequent installments shall be the corresponding date after the expiry of () (first rate determination date/previous rate determination date). The Lender adjusts the interest rate on that date in accordance with the applicable pricing basis and the aforementioned spread. If the adjustment period is the whole month, if there is no date corresponding to the previous interest rate fixing date in the month of adjustment, the last day of the month shall be the corresponding day.

②  The pricing base will not be adjusted throughout the loan term.

For the above two adjustment methods of pricing base, before June 30, 2023, the loan interest rate shall be determined in accordance with the above agreed method of interest rate hereof: After June 30, 2023, the pricing base shall be converted in accordance with the following rules: With the first interest rate determination date after June 30, 2023 applicable, the SOFR interest rate of the corresponding term as the pricing benchmark, plus the adjusted interest rate spread, plus the origin difference, to determine the borrowing rate (after conversion, borrowing rate = the SOFR interest rate of the corresponding term + adjusted interest rate spread + origin difference). Adjusted spreads are shown in the table below. In addition to the pricing basis, other agreements (such as the method of interest calculation, interest settlement, penalty interest, compound interest, etc.) remain unchanged.

Dollar SOFR and adjustment of LIBOR rate spreads (unit: bp)

currency	1 month	3 months	6 months	1 year
The dollar	11.45	26.16	42.83	71.51

(3) The interest rate is fixed with the annual interest rate of ***. The interest rate is fixed during the term of the loan until the maturity date of the loan.

(4)  Other ways:***************************

3.3.1.3 Borrowing in (sterling GBP/ Euro EUR/ yen JPY/ Swiss franc CHF/ Hong Kong Dollar HKD/ Singapore dollar SGD/ other non-US dollar foreign currencies), the interest rate shall be determined in *** * of the following ways (zero interest rate applies if the base rate is negative) :

(1) With single loan is a day for * * * (SONIA/ERUIBOR/TIBOR SARON/HIBOR/SIBOR/other) term interest rates (specific deadline varieties are: ****) is determined as the pricing basis plus or minus one point difference, the point difference is *** (plus/minus) **** (capital words) bp (1bp=0.01%), and the point difference remains unchanged over the term of the loan. On the first interest rate determination date of the withdrawal date of a single loan, the pricing basis will be adjusted in the following ways, and the interest will be calculated in stages:

① The pricing basis is (in words) (day/month) for an adjustment cycle. The interest rate determination date for the second and subsequent installments shall be the corresponding date after the expiry of () (first rate determination date/previous rate determination date). The Lender adjusts the interest rate on that date in accordance with the applicable pricing basis and the aforementioned spread. If the adjustment period is the whole month, if there is no date corresponding to the previous interest rate fixing date in the month of adjustment, the last day of the month shall be the corresponding day.

② The pricing base will not be adjusted throughout the loan term.

(2) With single overnight borrowing is a day for * * * (SONIA/ESTR/TONA/SARON/HIBOR/other) as fixed-point differential pricing benchmark plus or minus one sure, spread to * * * * * * * (plus/minus) (capital) bp (1 bp = 0.01%), spread within the borrowing time limit stays the same. The pricing basis is adjusted on a daily basis and interest is calculated on a daily basis. The date on which a single loan is drawn the date on which the first interest rate is set and the date on which subsequent interest rates are set each natural day after the first interest rate is set.

(3) The interest rate is fixed with the annual interest rate of ***. The interest rate is fixed during the term of the loan until the maturity date of the loan.

(4) Other ways:***************************

3.3.1.4 The pricing basis that should apply on the rate fixing date

For 3.3.1.2 and 3.3.1.3 using the overnight benchmark interest rate, the interest rate determination day (T day, if the interest rate determination day is not a working day, The most recent working day before it shall be T days) The applicable pricing basis shall be the interest rate value of T-5 working days corresponding to the lending currency pricing basis agreed under this Contract as shown on the page of ****** Financial Telecommunication terminal.

For non-overnight base rate in 3.3.1.2 and 3.3.1.3, the interest rate fixing day (T day, if the interest rate fixing day is not a business day, The most recent working day before it shall be T days) The applicable pricing basis shall be the interest rate value of the currency pricing basis agreed under this Contract as shown in the page of ****** Financial telecommunication Terminal corresponding to the term T-3 working days.

The above-mentioned working days refer to the local working days of the administrative agency for the pricing basis of the currency of the loan.

3.3.2 Interest accrual and settlement

3.3.2.1 The interest accrued on the loan shall be settled on a monthly (monthly/quarterly/yearly) basis on the 20th day of each --- (month/quarter-end month/year-end month). The borrower shall pay the interest on each interest settlement day. if the last repayment date of the loan principal is not the interest settlement date, the unpaid interest shall be fully paid along with full repayment of loan principal.

3.3.2.2 Interest on the loan hereunder shall be calculated from the date of withdrawal of the single loan.In case of loan subject o fixed interest rate, the interest shall be calculated at the agreed interest rate. In case of loan subject to floating interest rate, the interest shall be calculated at the interest rate determined in each floating period; Where the interest rate floats several times within a single interest settlement period, the interest accrued in each floating period shall be first calculated before adding up the interest in each floating period. Where another interest rate applies, the interest shall be calculated according to the agreement of both parties.(Among them: the daily interest rate of sterling, Hong Kong Dollar and Singapore Yuan = annual interest rate /365, and the daily interest rate of other foreign currencies = annual interest rate /360.)

3.3.2.3 Where the loan maturity date happens on statutory holiday or public holiday, the normal repayment date shall be postponed accordingly to the first working day after the statutory holiday or public holiday, provided that the interest shall accrue according to the agreed interest accrual process during the extended period.

3.3.3 Penalty interest

3.3.3.1 Where the borrower fails to repay the loan principal within the period set forth herein, the lender will charge the penalty interest period by period according to the overdue period on the overdue loan from the due date on the basis of the applicable loan interest rate set forth herein: penalty interest will be charged at the applicable loan interest rate plus _fifty_(in words) percent within 30 days (inclusive) of the due date; penalty interest will be charged at the applicable loan interest rate plus _fifty_(in words) percent beyond 30 days and less than 60 days (inclusive) of the due date; penalty interest will be charged at the applicable loan interest rate plus _fifty_(in words) percents beyond 60 days of the due date; During the overdue period, with respect to RMB loan on which interest accrues at the fixed interest rate (base rate pricing), the penalty interest rate shall be adjusted accordingly as of the date of adjustment to the base rate in case of any upward adjustment to the RMB loan base rate of the same period by the People’s Bank of China; with respect to RMB loan on which interest accrues at the fixed interest rate (prime rate pricing), the penalty interest rate shall be adjusted accordingly as of the working day immediately following the adjustment to the one-year LPR in case of any upward adjustment to the one-year LPR.

3.3.3.2 Where the borrower fails to use the loan for the purpose set forth herein, the lender will charge the penalty interest on the misappropriated loan from the misappropriation date at the agreed loan interest rate plus one hundred (in words) percent, until repayment of the loan principal and interest. During the misappropriation period, with respect to RMB loan on which interest accrues at the fixed interest rate (base rate pricing), the penalty interest rate shall be adjusted accordingly as of the date of adjustment to the base rate in case of any upward adjustment to the RMB loan base rate of the same period by the People’s Bank of China; with respect to RMB loan on which interest accrues at the fixed interest rate (prime rate pricing), the penalty interest rate shall be adjusted accordingly as of the working day immediately following the adjustment to the one-year LPR in case of any upward adjustment to the one-year LPR.

3.3.3.3 Where the borrower fails to both repay the loan principal on due date and use the loan for the purpose set forth herein with respect to one and the same loan, the penalty interest rate shall be whichever is higher.

3.3.4 Annualized loan under this contract interest rate, loan interest rates, loan interest rates in a simple interest method. In this contract agreed by the lender in accordance with regulations of the People’s Bank of China for the borrower to cope with unpaid interest except collecting compound interest, and so on and so forth, as shown in the article 3.3.5.

3.3.5 Compound interest

Where the borrower fails to pay the interest on due date, the lender will charge compound interest on a monthly (quarterly/monthly) basis as of the date of failure to pay on the due date. Interest payable includes: interest payable during the loan period (including penalty interest for default) and interest payable after the loan is overdue (including penalty interest for late payment and penalty interest for default use).For the unpaid interest incurred during the loan period, compound interest shall be calculated at the loan execution rate as agreed in the contract before the repayment date, and compound interest shall be calculated at the overdue loan rate after the repayment date; The unpaid interest on overdue loans shall be compounded at the interest rate of overdue loans.

3.4 Drawdown and loan repayment

3.4.1 Conditions for drawdown

3.4.1.1 The borrower shall meet all of the following conditions when applying for drawdown:

(1) The borrower is qualified as borrower and its corresponding decision-making body or authorizing body has made a resolution consenting to loan according to law and the approvals of competent authorities have been obtained if necessary;

(2) The borrower has completed the related guarantee formalities as required by the lender and the guarantee is lawful and valid;

(3) The use of loan by the borrower complies with the laws and regulations and the provisions of the loan contract and the commercial contract applicable to the loan use;

(4) The related representations and warranties made by the borrower at the time of execution of the contract remain true and valid at the time of each drawdown, no material or substantial adverse change has occurred and no other material adverse circumstances that might affect the performance of this contract have occurred.

(5) Other covenants:______.

3.4.1.2 If the borrower fails to satisfy any of the conditions set forth in Subsection 3.4.1.1 above within 3 (3/6/9) months of execution of this contract, the lender has the right to terminate this contract at its sole discretion. Where the lender so terminates this contract, the borrower shall have 7 days to raise any objection, commencing from the date when the lender notifies the borrower in writing, orally or in any other form.

3.4.2 Drawdown process

3.4.2.1 General working capital loan

3.4.2.1.1 The borrower shall withdraw the loan according to its actual need for loan utilization, with the specific drawdown schedule as follows:

Among them, the first loan must be withdrawn prior to __ _____ and the last loan must be withdrawn prior to __--___. Where the borrower fails to handle the drawdown formalities according to the drawdown schedule set forth herein, the lender has the right to cancel the non-withdrawn loan in full or in part and re-determine whether or not to issue the loan and the conditions for drawdown.

3.4.2.1.2 The borrower shall withdraw the loan on such date and in such an amount as set forth herein. If the borrower needs to adjust its drawdown schedule, it shall file a request to the lender -- days in advance for approval.

3.4.2.2 Revolving working capital loan

3.4.2.2.1 The borrower may apply to the lender for loan drawdown on a loan-by-loan basis as necessary to the extent of the loan limit and handle the drawdown formalities subject to the review and approval of the lender, provided that the term of individual loan may not exceed ___years and the expiry date thereof may not exceed six months of the expiry date of the valid period of limit.

3.4.2.2.2 Where the borrower applies for loan drawdown, it shall file a written drawdown request to the lender and provide it with the commercial contract, invoice and other credentials corresponding to the loan utilization.

3.4.2.3 Self-service revolving working capital loan

The borrower may withdraw the loan tranche by tranche as necessary via the clerk counter or self-service electronic channel provided by the lender to the extent of loan limit, provided that the amount of individual loan may not be less than RMB fifty thousand Yuan and shall be the multiples of RMB ten thousand Yuan and the loan term may not be more than one year and the expiry date thereof may not exceed the expiry date of the valid period of limit.

3.4.3 Loan disbursement

3.4.3.1 Authorized disbursement

3.4.3.1.1 In any of the following cases, the borrower will engage the lender to disburse the loan proceeds to the counterparty of the borrower that meets the provisions of this contract and the purpose set forth in the commercial contract corresponding to the loan utilization:

(1) The payee is well-defined and the amount of each drawdown exceeds RMB one million Yuan (including foreign currency equivalent);

(2) Other circumstances agreed upon by both parties:______.

3.4.3.1.2 In case of authorized disbursement, the borrower shall submit a drawdown request and the Notice of Authorized Disbursement to the lender three days in advance and provide the commercial contract, invoice and other credentials corresponding to the loan utilization as required by the lender. Upon its review and confirmation, the lender will directly pay the loan proceeds to the counterparty of the borrower via the borrower’s account. Where the drawdown request of the borrower does not meet the drawdown conditions set forth herein or the payment authorization request is inconsistent with the provisions hereof or the transaction documents are incomplete or untrue with respect thereof, the lender has the right not to issue or disburse the corresponding loan; the resulting default of the borrower to its counterparty or any other losses so incurred shall not be the responsibility of the lender. Any delay or failure in payment of funds due to inaccurate or incomplete payment information provided by the borrower shall not be responsibility of the lender.

3.4.3.1.3 Where the borrower applies for delayed payment or withdraws its payment authorization, it shall file the request in writing to the lender prior to any payment by the lender. Upon its review and confirmation, the lender will suspend the authorized payment and may recover the corresponding loan; during this period, the interest shall accrue on the corresponding loan pursuant to this contract. Upon suspension of authorized payment, if the borrower applies for restoration of payment authorization, the provisions of Section 3.4.3.1.2 shall apply.

3.4.3.1.4 The payment authorization shall be unconditional, and if the borrower imposes any conditions in the Notice of Authorized Payment, such conditions shall not create any obligation on the part of the lender. Except as otherwise agreed upon by both parties in writing, the lender will not be obligated to notify the payee when it deals with the matters of authorized payment, suspended payment, withdrawn payment or restored payment.

3.4.3.1.5 In case of authorized disbursement, the lender has the right to restrict the act of payment and withdrawal function of such non-counter channels with respect to the related accounts of the borrower including but not limited to online banking, tele-banking and cash management channel.

3.4.3.2 Autonomous disbursement

Except as otherwise set forth in Subsection 3.4.3.1.1, upon the issue of the loan into the borrower’s account, the borrower may make payments of its own pursuant to this contract. The borrower shall notify the lender of the payment of loan proceeds as required by the lender and provide the loan utilization records and the commercial contract, invoice and other credentials corresponding to loan utilization in a timely manner as required by the lender. The lender may verify whether the loan disbursement complies with the agreed purpose through account analysis, voucher examination and onsite survey, among others.

3.4.3.3 If the credit standing of the borrower decreases, the loan utilization is found abnormal, the borrower fails to pay the loan proceeds pursuant to this contract or the borrower circumvents the authorized disbursement by the lender by breaking up the whole into parts or providing falsified data, the lender may consult with the borrower about additional conditions for loan issue and disbursement or cease to issue and disburse the loan.

3.4.4 Drawdown return

3.4.4.1 If the loan already withdrawn by the borrower exceeds the amount actually paid by the borrower for the related transactions or the refund of the transaction amount occurs due to the commercial contract upon which the loan hereunder is based corresponding to the loan utilization cannot be actually performed in full or is rescinded or becomes invalid through no fault of the lender, the borrower shall return the corresponding loan proceeds to the lender.

3.4.4.2 If the borrower fails to disburse the loan proceeds in such manner as set forth herein, the lender has the right to recover the loan proceeds paid otherwise pursuant to the contract.

3.4.4.3 Prior to the return of the loan proceeds according to Subsection 3.4.4.1 and Subsection 3.4.4.2, the interest shall accrue and be settled according to Subsection 3.3.1 and Subsection 3.3.2.

3.5 Financial indicator supervision

In the following case (1) (2) and (3), the borrower shall take the debt security measures acceptable to the lender as required by the lender, otherwise the lender may exercise the remedies set forth in Subsection 5.3:

(1) The asset-liability ratio of the borrower exceeds70%;

(2) The contingent liability ratio of the borrower exceeds_150%___;

(3) The operating cash flow of the borrower remains negative for _three__ consecutive years;

(4) Others:______.

3.6 Account supervision

3.6.1 The borrower hereby designates the following account as its collection account:

Account name: Jiangxi Yibo Electronic Technology Co., Ltd .

Account No: _______________________

3.6.2 The lender has the right to take the following supervisory measures against the aforesaid collection account:

(1) Require the borrower to provide the details about the receipt and expenditure of funds into and from the collection account.

(2) Others;_______.

3.7 Repayment

3.7.1 Repayment method

3.7.1.1 The borrower shall deposit the loan principal and interest then due and payable into the repayment account designated by the lender one days prior to the repayment date and irrevocably authorize the lender to make collections from such account.

3.7.1.2. If the borrower fails to repay its debts hereunder when due (including being declared due and payable) pursuant to this contract, the lender has the right to deduct the corresponding amount from any and all accounts of the borrower with the lender or any other branch of Agricultural Bank of China for repayment, until the borrower fully repays any and all of its debts hereunder.

3.7.1.3 If the lender exercises its right of offset according to law or this contract, the borrower shall have seven days to raise any objections, commencing from the date when the lender notifies the borrower in writing, orally or in any other form.

3.7.2 Repayment sequence

3.7.2.1 The borrower shall repay its debts hereunder in the following sequence, except as otherwise agreed upon by both parties:

(1) If there are several debts due between the borrower and the lender and the repayment by the borrower is insufficient to repay all debts due, the debts repaid by the borrower’s payments and the sequence of offset shall be determined by the lender;

(2) If the lender exercises the right of offset against the borrower according to law or the provisions hereof, the debts to be offset and the sequence of offset shall be determined by the lender; when the lender exercises the right of subrogation according to law, the debts repaid by the sub-obligor’s payments and the sequence of offset shall be determined by the lender.

3.7.2.2 If the repayment by the borrower is insufficient to repay the loan due and payable hereunder, the lender may choose to apply the repayment towards repayment of the principal, interest, penalty interest, compound interest or the costs and expenses of debt realization.

3.7.3 Prepayment

3.7.3.1 The borrower shall file a written request for prepayment to the lender one days in advance and may make prepayment with the mutual consent of both parties. The repayment sequence of prepayment shall be as specified in Subsection 3.7.2.

3.7.3.2 When the borrower makes prepayment, the interest shall accrue on the prepaid portion in the following manner (1) and shall be paid in full along with full repayment of loan principal:

(1) The interest shall accrue for the actual period of loan and at the agreed interest rate;

(2) The interest shall accrue for the actual period of loan and at the interest rate set forth herein plus ___%;

(3) Others:_______.

3.7.3.3 In case of prepayment by the borrower, the principal repaid may not be less than ---- and shall be multiples of --------.

3.7.3.4 If the borrower prepays a portion of loan, the interest shall still accrue on the loan not yet repaid at the loan interest rate set forth herein.

3.7.4 Extension

The borrower of general working capital loan, if unable to repay the loan on the repayment date set forth herein, may apply to the lender for extension. The borrower shall file an extension request to the lender 15 days prior to the maturity date of such loan and both parties will execute the extension agreement subject to the consent of the lender.

3.8 Certificate of indebtedness

3.8.1 The certificate of indebtedness shall constitute integral part of this contract. If this contract does not so specify or if the loan amount, drawdown amount, repayment amount, date of loan issue and maturity date, loan term, loan interest rate or purpose of loan specified herein is inconsistent with that indicated on the certificate of indebtedness, the particulars on the certificate of indebtedness shall prevail.

3.8.2 In case of self-service revolving working capital loan, if the borrowers withdraws the loan via self-service electronic channel, the loan amount, drawdown amount, repayment amount, date of loan issue and maturity date, loan term, loan interest rate and purpose of loan shall be as indicated on the electronic transaction records generated from the self-service electronic channel.

3.9 Guarantee

3.9.1 The form of guarantee for the loan hereunder is: Mortgage guarantee

3.9.2 The guarantee contract shall be executed by and among the lender, the borrower and the guarantor separately. In case of maximum-amount guarantee, the guarantee contract numbers are _______________ .

3.10 Rights and obligations

3.10.1 Borrower’s rights and obligations

(1) To withdraw the loan pursuant to this contract;

(2) To repay the loan principal and interest in time and in full;

(3) To use the loan for such purpose and in such manner as specified by laws and regulations or set forth herein and not to use the loan for investment in fixed assets or equities or for any field or purpose of production or operations prohibited by the national laws and regulations;

(4) To accept and actively work with the lender and its principal on supervision and examination of financial activities, loan utilization and other related matters; to submit the related data and information about loan utilization and finance and such other matters as required by the lender to the lender in a timely manner as required by the lender;

(5) The borrower shall notify the lender in writing of its intention to conduct any of the following actions in advance for the consent of the lender, and the lender may participate in such activities:

①  Contracting, leasing, shareholding reform, joint operation, consolidation, merger, merger & acquisition, separation, reduction in registered capital, joint venture, transfer of major assets, significant external investment, issue of bonds, high-value financing, significant related-party transactions, petition for winding-up, petition for dissolution and petition for bankruptcy, etc;

②  Provision of large-amount warranty guarantee for others’ debts or mortgaging or pledging its major assets to any third party, which might adversely affect the borrower’s solvency;

③ Any other material adverse events sufficient for the borrower to cause any material change to the credit-debt relation hereunder or affect the realization of the financial claims of the lender;

(6) When the borrower incurs any of the following events, the borrower shall notify the lender in writing within 5 days of occurrence thereof:

①  The borrower or its legal representative, chief executive officer or actual controller engages in any illegal activities;

②  The borrower is out of business, shut down, deregistered, or has its business license revoked or rescinded;

③ The borrower suffers deteriorating financial condition or serious operational difficulties or any material adverse dispute;

④ Borrowers are exposed to anti-money laundering, anti-terrorist lending, anti-escape and sanctions compliance risks.

⑤ Borrowers involve significant environmental and social risks.

⑥ The borrower, the main shareholder, the actual controller, the legal representative, senior executives and other personnel illegally engage in private lending, illegal fund-raising, involvement in crime and other illegal financial activities.

⑦ Any other event of the borrower that might adversely affect the realization of financial claims of the lender hereunder.

(7) When the borrower incurs any of the following events, the borrower shall notify the lender in writing within 7 days of occurrence thereof:

① The affiliation of the borrower changes, its senior management changes substantially or its organizational structure changes substantially;

② The borrower’s name, place of business, scope of business or other business registration particulars or licenses change substantially;

③  The borrower’s registered capital is increased or its articles of association are substantially modified;

④ Any other event of the borrower that might adversely affect the performance of its debts hereunder.

(8) The borrower and its investors may not evade its debts to the lender by means of capital withdrawal, transfer of assets or unauthorized share transfer or otherwise and may not engage in any other activities detrimental to the interests of the lender;

(9) Other rights and obligations specified in laws and regulations or agreed upon by both parties.

3.10.2 Lender’s rights and obligations

(1) To issue the loan to the borrower in time and in full, except for delay due to the fault of the borrower or otherwise through no fault of the lender;

(2) To supervise and examine the production operations, financial condition, material inventory and loan utilization and other aspects of the borrower either onsite or offsite and to require the borrower to provide related documents, data and information;

(3) If the borrower incurs any circumstance that might adversely affect the loan security or debt service or the guarantor is out of business, shut down, deregistered, has its business license revoked, goes bankrupt or is rescinded or suffers substantial operating losses or any other circumstances that might cause it to lose the corresponding guarantee capacity in part or in full, or the collaterals or pledged properties used as security for loan are diminished, accidentally destroyed or lost or otherwise jeopardize the realization of guarantee, the lender may require the borrower to make corrections, implement safeguards for financial claims or provide another valid guarantee within a specified period or reduce or revoke the loan limit granted to the borrower, cease to issue the loan or declare the loan hereunder and other contracts due and repayable immediately or recover the loan in advance, etc.

(4) Other rights and obligations specified in laws and regulations or agreed upon by both parties.

3.10.3 Other obligations

3.10.3.1 Both parties shall keep strictly confidential any and all business secrets of the other party and other information that are acquired in the course of execution and performance of this contract; except otherwise specified in laws and regulations, neither party may disclose or divulge any of the aforesaid information to any third party without the prior consent of the other party.

3.10.3.2 Upon termination of the rights and obligations hereunder, both parties shall perform necessary notification, assistance and other obligations in good faith.

Section 4 Additional terms

Both parties further agree as follows:

1. The borrower undertakes not to pledge the assets to any third party other than the Bank until it has repaid the Bank’s credit.

2.

3.

4.

Section 5 Legal liabilities

5.1 Any of the following acts of the borrower shall constitute default:

(1) Violation of any obligation hereunder;

(2) Failure to perform any of its undertakings made in Section 2 hereof;

(3) Express indication or indication by action of its unwillingness to repay its debts already due or becoming due hereunder;

(4) Failure to perform any of its obligations under any other contract between the borrower and the lender in full or in part, where the lender declares such failure constitutes default of the borrower;

(5) The borrower’s other failures to perform this contract in full or in part.

5.2 In any of the following cases, the lender may terminate this contract and any other contract between the two parties:

(1) Any default of the borrower or the guarantor;

(2) The repayment capacity of the borrower or the guarantor might materially and adversely change;

(3) The collaterals or pledged properties may suffer substantial damage or value decrease;

(4) Any adjustment to the national policy that might materially and adversely affect the loan security;

(5) The borrower commits any material default to any other creditor;

(6) Any other circumstance in which this contract may be terminated according to law or agreement of both parties.

If the lender terminates this contract, the borrower shall have 7 days to raise any objection, commencing from the date when the lender notifies the borrower in writing, orally or in any other form.

5.3 In case of any circumstance set forth in Subsection 5.1 or 5.2, the lender may exercise the following remedies:

(1) Require the borrower and the guarantor to make corrections to its default or other circumstances detrimental to the loan security, implement safeguards for financial claims or provide another valid guarantee within a specified period;

(2) If the borrower fails to use or repay the loan pursuant to this contract or to pay interest when due hereunder, to charge the penalty interest and compound interest pursuant to this contract, until full repayment of the loan principal and interest;

(3) Reduce or revoke the loan limit granted to the borrower, cease to issue the loan or declare the loan hereunder and other contracts due and repayable immediately or recover the loan in advance;

(4) Exercise the right of offset or other statutory or agreed rights against the borrower;

(5) Require the borrower to assume damages and other legal liabilities;

(6) Take corresponding asset preservation measures and other legal measures;

(7) Publicly disclose the defaults of the borrower;

(8) Other remedies:__--____.

5.4 In the event of deterioration of the Borrower’s credit standing as set forth in Article 5.2, the Lender shall have the right, without notice, to automatically cancel all undrawn loan facilities of the Borrower under this Contract.

5.5 Where the lender realizes its financial claims by means of legal actions or arbitration or otherwise due to the default of the borrower, the attorney’s fee, travel expenses, enforcement costs, appraisal costs and any and all other costs and expenses incurred by the lender to realize its financial claims shall be borne by the borrower.

5.6. Subject to the borrower performing its obligations hereunder, if the lender fails to issue the loan in full and in time to the borrower, the lender shall compensate the borrower for the actual losses so incurred.

Section 6 Miscellaneous

6.1 The notices and communications hereunder shall be sent to the other party according to the postal address, fax number or other contact details indicated herein, and either party shall notify the other party of any change to its contact details promptly.

6.2 Terms of Service

6.2.1 The Borrower agrees and confirms that the following address shall be used as the address of legal documents related to contract performance and dispute settlement hereunder;

Address: Yibo Industrial Park, No. 756, Photovoltaic Road, Xinyu High-tech Development Zone

Zip code: 338000

Recipient and contact number: Yang Yuan

6.2.2 The Borrower agrees that the Lender or the Dispute Authority may also serve the relevant legal documents to the Borrower through the electronic service methods (1) and (5) below;

(1) Mobile phone:

(2) Fax:

(3) Email address:

(4) the QQ:

(5) WeChat:

(6) Other electronic modes:

6.2.3 The scope of service address and method shall include all kinds of notices, agreements and other documents hereunder, as well as relevant documents and legal documents in dispute settlement procedures (including but not limited to mediation, arbitration, first instance, second instance, retrial and execution procedures).

If the address or method of service needs to be changed, the Borrower shall notify the Lender in writing 7 working days in advance, and the change shall take effect upon the Lender’s receipt of the actual notice.Failure to give prior written notice shall be deemed as unchanged.

Way for the borrower to provide the delivery address or inaccurate, untrue, or delivery address mode change after failed to timely notify the lender, or collecting lenders and borrowers to a specified person (whether or not the borrower specifies the collecting, loan per capita can be served on its legal representative or person in charge) refused to sign for it, lead to relevant legal documents are not actually receiving,The borrower shall bear the legal consequences arising therefrom by itself.In case of service by mail, the date of return indicated on the receipt of mail shall be deemed to be the date of service;If the service is made directly, the date on which the person on whom the service is made is deemed to be the date of service on the spot on the receipt of service.If the service is made by electronic means, the date of entry into the system designated by the borrower shall be deemed to be the date of service.

6.2.4 If both the address of service and the method of electronic service are agreed upon at the same time, the delivery to the address specified by the borrower shall have the same legal effect as the electronic service.If the same matter or legal document is served in more than one way, it shall have the effect of service, and the date on which it is first served shall be regarded as the date of service.

6.2.5 These Terms of Service are independent terms and shall not be affected by the validity of the Contract as a whole or other terms.

6.3 The lender may charge fees according to the items and rates set by it according to laws and regulations, except otherwise agreed upon by both parties. If the lender adjusts its fees or tariff according to laws and regulations, it has no obligation to further notify the borrower after publication of such adjustment, except otherwise specified in laws and regulations or agreed upon by both parties.

The fees payable by both parties to third parties for performance of this contract shall be determined and borne by both parties through consultations. In absence of consultations or if such consultations fails, the fees shall be borne by both parties according to laws and regulations or on the fairness basis.

6.4 The lender or Agricultural Bank of China may authorize or engage other branches of Agricultural Bank of China to perform the rights and obligations hereunder as necessary for its business management (including but not limited to post-loan management, loan collection and clearing , exercise of security interests and issue of credit) or appropriate the loan hereunder to the care of other branches of Agricultural Bank of China, which the borrower hereby acknowledges and undertakes to bear the legal consequences of such action arising hereunder. The aforesaid acts of the lender may be made without further consent of the borrower.

6.5 The lender has the right to provide the information related to this contract (including but not limited to loan form classification and information of overdue loans) and other information related to the borrower to the financial credit information basic database according to the applicable laws and regulations or the requirements of financial regulatory authorities for inquiry or use by suitably qualified entities or individuals. Any adverse effect or loss caused to the borrower due to reliance upon or use of any of the information by any suitably qualified third party shall not be the responsibility of the lender in any manner.

6.6 During the term of this contract, if enactment of or modification to any laws, regulations or national policy or regulatory provisions renders the lender unable to continue performing this contract in full or in part, the lender has the right to cancel the loan not yet issued and take such other measures as the lender deems necessary according to the aforesaid applicable provisions.

6.7 Any failure to exercise, partial exercise or delay in exercise of any of its rights hereunder by the lender shall not constitute waiver of or change to such right or any other rights, nor shall it affect the further exercise of such right or any other related rights.

6.8 Tax and invoicing

6.8.1 The amounts collected by the lender from the borrower hereunder subject to the tax according to the applicable national tax laws and regulations are inclusive of VAT. The VAT rate shall be determined according to the provisions of the national laws and regulations. During the term of this contract, in case of any adjustment to the national tax laws and regulations, the lender will adjust the tax rates and other related aspects accordingly.

6.8.2 The lender will issue VAT special invoice or VAT general invoice to the borrower according to the national laws and regulations. Where the borrower requires the VAT special invoice to be issued, the conditions and procedure specified in the national tax laws and regulations shall be complied with, otherwise the lender has the right to reject any request of the borrower seeking VAT special invoice hereunder. Within 360 days of receipt of any taxable amount by the lender from the borrower, the borrower has the right to require the lender to issue an invoice. The invoices shall be issued by the lender or the issuing entity designated by the lender. Where the borrower fails to seek VAT invoice within the specified period, the lender has no obligation to provide VAT invoice.

6.8.3 If the lender issues erroneously VAT special invoice or VAT general invoice to the borrower due to the fault of the borrower, the borrower shall be solely responsible for the resulting consequences, and the lender has the right to require the borrower to be liable for the losses or other adverse consequences so incurred to the lender. Where any VAT invoice needs to be revoked or any red-marked invoice is issued due to erroneous issue of invoice, the borrower has the obligation to work with the lender to complete the matter of related invoices.

6.9 Dispute resolution

6.9.1 Any dispute arising hereunder shall be resolved by both parties through consultations, failing which the dispute shall be resolved in the following manner (1):

(1) Sue to the people’s court having competent jurisdiction over the place of the lender;

(2) Submit the dispute to _______(full name of the arbitral authority) for arbitration according to its arbitration rules.

6.9.2 During the legal action or arbitration, the terms of this contract not involved in dispute shall continue in full force and effect.

6.10 Execution

6.10.1 This contract will take effect upon being signed or sealed by both parties hereto.

6.10.2 Place of signing: Xinyu City.

6.10.3 Date of signing: June 09, 2023

6.10.4 Any matter not specified herein shall be resolved by both parties through further consultations.

6.10.5 This contract is made in three copies, one copy for the borrower, one copy for the lender, one copy for the guarantor, and _--__copies for __--__, each copy bearing the same legal effect.

The borrower’s statement: lender has called our attention of the related terms according to law (especially those terms in block letter) and explained the concepts, contents and legal effect of related terms upon our request, and we are fully aware of and understood the aforesaid terms.

(The following is intentionally left blank)

(Borrower Signature page)

This page is Contract Signature Page No. 36010120210001851

Borrower (signature and seal): [seal of Jiangxi Yibo E-Tech Co., Ltd.]

Legal representative/person in charge: /s/ Weidong Gu

Or Authorized Agent: /s/ Feng Yang

(Lender signature page)

This page is Contract Signature Page No. 36010120210001851

Lender (signature and seal): [Seal of Agricultural Bank of China Co., Ltd.]

Legal representative/person in charge: /s/ Jie Li

Or Authorized Agent: